Exhibit 1 (vii)

                                  MENTOR FUNDS

                                 Amendment No. 8
                                       to
                              DECLARATION OF TRUST
                             dated January 20, 1992



         This Declaration of Trust is amended as follows:

1. Section 5 of Article III is hereby amended by replacing the first and second paragraphs thereto with the following:

         Section 5. Establishment and Designation of Series or Class. The following Portfolios shall be designated as separate series of shares of beneficial interest of the Trust, with the relative rights and preferences set forth in this Declaration of Trust as it may be amended from time to time:
Mentor Capital Growth Portfolio, Mentor Quality Income Portfolio, Mentor Municipal Income Portfolio, Mentor Income and Growth Portfolio, Mentor Perpetual Global Portfolio, Mentor Growth Portfolio, Mentor Strategy Portfolio, Mentor Short-Duration Income Portfolio, Mentor Balanced Portfolio, Mentor U.S. Government Money Market Portfolio (formerly, Mentor Institutional U.S. Government Money Market Portfolio), Mentor Money Market Portfolio (formerly, Mentor Institutional Money Market Portfolio), Mentor Tax-Exempt Money Market Portfolio (formerly, Mentor Institutional Tax-Exempt Money Market Portfolio), Mentor Asset Allocation Portfolio, and Mentor High Income Portfolio.

         There hereby are established and created (i) four classes of shares of each such Portfolio other than Mentor U.S. Government Money Market Portfolio, Mentor Money Market Portfolio, and Mentor Tax-Exempt Money Market Portfolio, the classes so established to be designated Class A shares, Class B shares, Class Y shares, and Class E shares, respectively, and (ii) two classes of shares of each of Mentor U.S. Government Money Market Portfolio, Mentor Money Market Portfolio, and Mentor Tax-Exempt Money Market Portfolio to be designated Institutional Shares and Retail Shares, respectively, in each case with the relative rights and preferences set forth in this Declaration of Trust as it may be amended from time to time.

         Shares of any Series or Class established in this Section 5 shall have the following relative rights and preferences:

     (1) Assets belonging to Series or Class. All consideration received by the Trust for the


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issue or sale of Shares of a  particular  Series  or  Class,  together  with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series or Class. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series or Class (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

         (2) Liabilities Belonging to Series or Class. The assets belonging to each particular Series or Class shall be charged with the liabilities of the Trust in respect to that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so charged to a Series or Class are herein referred to as "liabilities belonging to" that Series or Class. Each allocation of liabilities belonging to a Series or Class by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

         (3) Dividends, Distributions, Redemptions, Repurchases and Indemnification. Notwithstanding any other provisions of this Declaration, including, without limitation, Article X, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class) with respect to, nor any redemption or repurchase of the Shares of any Series or Class shall be effected by the Trust other than from the assets belonging to such Series or Class, nor except as specifically provided in Section 1 of Article XI hereof, shall any Shareholder of any particular Series or Class otherwise have any right or claim against the assets belonging to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class.



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         (4)  Voting.  Notwithstanding  any  of the  other  provisions  of  this
Declaration, including, without limitation, Section 1 of Article VIII, only Shareholders of a particular Series or Class shall be entitled to vote on any matters affecting such Series or Class. Except with respect to matters as to which any particular Series or Class is affected, all of the Shares of each Series or Class shall, on matters as to which such Series or Class is entitled to vote, vote with other Series or Classes so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more Series or Classes as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such Series or Classes, separately.

         (5) Fraction. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust or of any Series or Class.

         (6) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established by the Trustees.

         (7) Combination of Series and Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities belonging to a single Series or Class with the assets and liabilities of one of the other Series or Classes.

         (8) Elimination of Series or Classes. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series or Class and to rescind the establishment and designation thereof.

                               ------------------

         This Amendment is to be effective as of October 13, 1998.



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         IN WITNESS WHEREOF,  the undersigned,  being at least a majority of the
Trustees in office, have executed this instrument.


/s/ Arch T. Allen, III                               /s/ Jerry R. Barrentine
------------------------                             ------------------------
Arch T. Allen, III                                   Jerry R. Barrentine

/s/ Arnold H. Dreyfuss                               /s/ Weston E. Edwards
------------------------                             ------------------------
Arnold H. Dreyfuss                                   Weston E. Edwards

/s/ Thomas F. Keller                                 /s/ Daniel J. Ludeman
------------------------                             ------------------------
Thomas F. Keller                                     Daniel J. Ludeman

/s/ Louis W. Moelchert, Jr.                          /s/ J. Garnett Nelson
---------------------------                          ------------------------
Louis W. Moelchert, Jr.                              J. Garnett Nelson

/s/ Troy A. Peery, Jr.                               /s/ Peter J. Quinn, Jr.
------------------------                             ------------------------
Troy A. Peery, Jr.                                   Peter J. Quinn, Jr.


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